EXHIBIT 99.1

MYDX ANNOUNCES SUPPLY CHAIN & MANUFACTURING AGREEMENT WITH FORTUNE 150 COMPANY; Arrow Electronics to Manufacture MyDx Chemical Analyzer; Also Extends Credit Facility to MyDx

LA JOLLA, Calif., June 22, 2016 (GLOBE NEWSWIRE) -- MyDx, Inc. (OTCQB:MYDX), producer of its patented MyDx™ (My Diagnostic) product line, the first battery operated, handheld chemical analyzer for consumers, today announced it has signed an agreement with Arrow Electronics to scale its supply chain and contract manufacturing capabilities for its MyDx product line.

Under the terms of the agreement, Arrow Electronics will provide end-to-end supply chain management and contract manufacturing support, technical support and a credit facility for the MyDx chemical analyzer product line.

Englewood, Colorado-based Arrow Electronics, a Fortune 150 company, is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions.

Daniel R. Yazbeck, Chairman and Chief Executive Officer of MyDx, said, “Having recently announced our first major distribution deal with more than 10,000 units slated for its first year, MyDx needed to scale up its manufacturing capacity and supply chain management. The agreement brings MyDx practically unlimited manufacturing capacity with unrivalled production, quality control, supply chain management and technical expertise as we prepare the launch of OrganaDx™, AquaDx™ and AeroDx™.  It also provides MyDx with the same financial terms as would otherwise benefit a much larger and established company, enabling us to manage our cash flow with far greater efficiency.”

“This is an important milestone for MyDx,” Mr. Yazbeck added. “As a top quality consumer electronics component sourcing and manufacturing company with truly global scale, Arrow was a clear choice and we’re delighted to have reached an agreement we are confident will serve both parties well for many years to come.”

About Arrow Electronics, Inc.

Arrow Electronics is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions, with 2015 sales of $23.28 billion. Arrow serves as a supply channel partner for over 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations serving over 85 countries. A Fortune 150 company with 18,500 employees worldwide, Arrow brings technology solutions to a breadth of markets, including telecommunications, information systems, transportation, medical, industrial and consumer electronics (www.arrow.com).

About MyDx, Inc.

MyDx, Inc. (OTCQB:MYDX) is a chemical detection and sensor technology company based in San Diego, California whose mission is to help people Trust & Verify™ what they put into their minds and bodies. The Company has developed MyDx, a patented, affordable portable analyzer that provides real-time chemical analysis and fits in the palm of consumers’ hands. MyDx leverages over a decade of established electronic nose technology to measure chemicals of interest. It owns a substantial and growing intellectual property portfolio of patents covering its technology. With its Canna sensor commercialized, it has four other sensors being developed in its lab that are compatible with the MyDx Analyzer and App.  For more information, please visit www.cdxlife.com.

Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Any statements in this press release that are not statements of historical fact may be considered to be forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. These forward-looking statements by their nature are estimates of future results only and involve substantial risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, our ability to complete our product testing and launch our product commercially, the acceptance of our product in the marketplace, the uncertainty of the laws and regulations relating to industries in which the Company operates, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed from time to time in our reports filed with the Securities and Exchange Commission, available at www.sec.gov.

Investor and Media Contact:
Phillip Sugarman, Vice President Investor Relations
Phone: 818-280-6800
psugarman@irpartnersinc.com